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                                                                   Exhibit 10.45

                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                               PRINCETON-SACO, LLC

                                    AS SELLER

                                       AND

                               COLE TAKEDOWN, LLC

                                    AS BUYER

                                DECEMBER 6, 2005

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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:   Dated to be effective as of December 6, 2005 (the "Effective Date").

PARTIES: This Purchase Agreement and Escrow Instructions is between
         PRINCETON-SACO, LLC, a Maine limited liability company, as "Seller", and COLE TAKEDOWN, LLC, a Delaware limited liability company, as "Buyer".

     WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 461 Main Street, Saco, Maine, as legally described on Exhibit A attached hereto (the "Real Property");

     WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 11,180 square feet (the "Building") which Building is leased to Rite Aid of Maine, Inc. ("Tenant") in accordance with a written lease (the "Lease"). The Real Property, the Building, the improvements to the Real Property (the "Improvements"), the personal property, if any, of Seller located on the Real Property and Seller's interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the "Property"; and

     WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the "Agreement").

     NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

     1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

     2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

     3. INCLUSIONS IN PROPERTY.

          (a) The Property. The term "Property" shall also include the following:

               (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

               (2) all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property;

               (3) all interest, if any, of Seller in any road adjoining the Real Property;

               (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

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               (5) all of Seller's interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

               (6) the Lease and security deposit, if any, now or hereafter due thereunder;

               (7) all of Seller's interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the "Personalty"); and

               (8) all of Seller's interest, to the extent transferable, in all permits, licenses, warranties, contractual rights and intangibles (including rights to the name of the Improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property (collectively, the "Contracts").

          (b) The Transfer Documents. Except for the Personalty, which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached hereto as Exhibit B (the "Bill of Sale"), the Lease, which is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit C (the "Assignment of Lease"), the Contracts, which are to be transferred by that certain assignment agreement, a specimen of which is attached hereto as Exhibit D (the "Assignment Agreement"), all components of the Property shall be transferred and conveyed by execution and delivery of Seller's special warranty deed (i.e., deed with Maine Quitclaim Covenant), a specimen of which is attached hereto as Exhibit E (the "Deed"). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the "Transfer Documents".

     4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is TWO MILLION FIVE HUNDRED THOUSAND and NO/100 Dollars ($2,500,000.00) (the "Purchase Price"), payable as follows:

          (a) One Hundred Thousand and No/100 Dollars ($100,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Fidelity National Title Insurance Company, 40 North Central Avenue, Suite 2850, Phoenix Arizona 85004, Attention: Ms. Mary Garcia ("Escrow Agent") not later than five
(5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

          (b) Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

     5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

          (a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

          (b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

          (c) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

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     6. PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the
Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the "Report") for an ALTA extended coverage title insurance policy (the "Owner's Policy") on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy as described herein. The cost of the Owner's Policy shall be paid by the Buyer. Any additional costs for an extended coverage policy also shall be paid by Buyer. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Report. If Buyer is dissatisfied with any exception to title as shown in the Report, then Buyer may either, by giving written notice thereof to Escrow Agent on or before expiration of the Study Period, (a) cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections, in which case Seller may elect (at its sole cost) to remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE. Seller shall notify Buyer in writing within five (5) business days after receiving Buyer's written notice of disapproval of any exception, if Seller intends to remove (or endorse over) any such exception and/or objection. Seller's lack of response shall be deemed as Seller's refusal to remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE. In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections. If Seller shall refuse to remove any such exceptions and objections before COE, Buyer shall, within five (5) business days after Buyer's receipt of Seller's notice of refusal or deemed refusal, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement.

     7. BUYER'S STUDY PERIOD.

          (a) The Study Period. Buyer shall have until 5:00 p.m. EST on the thirtieth (30th) day after Escrow Agent's receipt of Seller's original signatures to this Agreement (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer's right to: (i) review and approve the Survey (as hereinafter defined), the Lease, Seller's operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, "Buyer's Diligence").

          (b) Right of Entry. Subject to the prior rights of the Tenant in the Property, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at any time or times during the Study Period, to conduct Buyer's Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of Buyer's Diligence. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

          (c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer's acceptance of Buyer's Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

     8. DELIVERY OF SELLER"S DILIGENCE MATERIALS.

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          (a) Deliveries to Buyer. Seller has delivered to Buyer, on or before the Effective Date, the following information in Seller's possession or control regarding the Property (collectively, "Seller's Diligence Materials"), all at no cost to Buyer:

     i.   copy of the Lease, including any amendments thereto;

     ii. copy of the Guaranty of the Lease by Rite Aid Corporation, dated Apr. 15, 1996;

     iii. copy of Seller's owner's policy of title insurance on the Real Property (Chicago Title Insurance Company, dated Sept. 24, 1996), as endorsed by Endorsement-1 (changing effective date of policy to Feb. 25, 1997);

     iv. copy of "ALTA/ACSM Land Title Survey made for Princeton-Saco, LLC, Main Street and Smith Lane, Saco, Maine" dated Feb. 11, 1997 by Dow & Coulombe, Inc., and accompanying Surveyor's Report dated Feb. 13, 1997;

     v. copy of Sept. 21, 1995 environmental report by Haley & Aldrich, and Sept. 13, 1996 updated environmental report;

     vi.  copy of Operating Statement (Lease inception to present);

     vii. copy of Statement of Landlord Repair/Maintenance;

     viii. copy of "as-built" building plans with respect to the Property;

     ix.  copy of final Certificate of Occupancy with respect to the Property;
          and

     x. copy of the Contracts (i.e., Versico Roofing System Warranty - Serial Number 049845).

          (b) Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller upon payment by Seller to Buyer of Buyer's cost thereof, copies of those investigations, studies and/or tests which Buyer may have elected to obtain.

     9. THE SURVEY. Buyer may elect, at Buyer's cost, to cause a surveyor licensed in the State of Maine to complete and deliver to Escrow Agent and Seller a current, certified ALTA survey of the Real Property, Building and Improvements (the "Survey"), whereupon the legal description in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. Any such Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

     10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

     11. DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer's Diligence.

     12. BUYER'S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

          (a) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

          (b) the availability to Buyer of the Owner's Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer during the Study Period pursuant to this Agreement;

          (c) the deposit by Seller with Buyer prior to COE of (i) an original estoppel certificate naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Buyer, in Tenant's standard form, and (ii) a subordination, non-disturbance and attornment

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agreement ("SNDA"), in form and substance reasonably acceptable to Buyer, for the benefit of Wachovia Bank, National Association, both executed by Tenant under the Lease;

          (d) the deposit with Escrow Agent of an executed standard title affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Owner's Policy;

          (e) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

          (f) delivery of the SEC Filing Information (as hereinafter defined) and the SEC Filings Letter (as hereinafter defined) by Seller to Buyer prior to COE; and

          (g) delivery to Buyer of originals of the Lease.

If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement. Buyer's acceptance of the estoppel certificate or the SNDA referenced in subsection 12(c) above shall be deemed given unless Buyer shall, within five
(5) business days after receipt of said certificate or SNDA (as the case may be), give written notice to Seller identifying the objectionable aspect of the certificate or SNDA. In the event of any such objection by Buyer to said certificate or SNDA, Buyer shall use reasonable good faith efforts to directly and promptly resolve the objection with Tenant, and Seller agrees to reasonably cooperate with Buyer in connection with Buyer's direct negotiations with Tenant.

     13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of the COE that:

          (a) there are no unrecorded leases other than the Lease, or to Seller's knowledge any unrecorded liens or encumbrances which may affect title to the Property; that there is no Personalty; that there are no security deposits or pre-paid/abated rents (other than monthly rent paid one month in advance) under the Lease; and that the Tenant has no right of first refusal under the Lease;

          (b) to Seller's knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

          (c) to Seller's knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

          (d) to Seller's knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

          (e) there are no suits or claims pending or to Seller's knowledge, threatened with respect to or in any manner affecting the Property, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

          (f) Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party and Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

          (g) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's

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knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

          (h) this transaction will not in any way violate any other agreements to which Seller is a party;

          (i) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

          (j) to Seller's knowledge, no default of Seller exists under any of the Contracts and, to Seller's knowledge, no default of the other parties exists under any of the Contracts;

          (k) no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;

          (l) except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

          (m) to Seller's knowledge, all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Tenant;

          (n) from the Effective Date hereof until COE or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, and shall perform in all material respects, its obligations under the Lease, (ii) not amend, modify or waive any material rights under the Lease, and (iii) maintain the existing or comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Lease;

          (o) Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

          (p) to Seller's actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to COE and continuing in existence on the Property at COE);

          (q) to Seller's knowledge, there are no proceedings pending for the increase of the assessed valuation of the Real Property;

          (r) should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

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          (s) the execution, delivery and performance of this Agreement and the
Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

          (t) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE, for a period of six (6) months after the COE. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE through said six-month period.

With respect to the foregoing warranties, the phrase "to Seller's knowledge," "to Seller's actual knowledge," and similar phrases shall be limited to the actual knowledge of Jonathan Aron, Seller's Manager, without investigation or inquiry. Buyer's obligations under this Agreement are conditioned on the continued truth of the foregoing warranties by Seller as of COE. In the event that any of the Seller's warranties which are true as of the date of execution of this Agreement shall cease to be true on or prior to the COE, then Seller shall give prompt written notice to Buyer of such changed circumstance (a "Change Notice"), in which event Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer, and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement. In the event Seller shall give a Change Notice and Buyer shall not elect to cancel this Agreement, the foregoing warranties made by Seller as of COE shall be modified in accordance with the Change Notice. Buyer acknowledges that except as specifically set forth in this Section, Seller makes and has made no covenant, representation or warranty as to the suitability of the Property for any purpose whatsoever or as to the physical condition of the Property, and that the Property is being sold and will be conveyed AS IS.

     14. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

          (a) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

          (b) there are no actions or proceedings pending or to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

          (c) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

          (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

          (e) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE, for a period of six (6) months after the COE. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE through said six-month period.

     15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant's security deposit under the Lease, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

     16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

          (a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement;

          (b) if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement, the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE.

     17. CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. EST on the fifteenth (15th) day after the expiration of the Study Period or such earlier date as Buyer may choose by giving not less than five (5) days prior written notice to Seller and Escrow Agent. Buyer may extend the COE date for up to an additional ten (10) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date and by depositing an additional One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become part of the Earnest Money Deposit and shall be immediately non-refundable.

     18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

     19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Property which may occur prior to COE. In the event of any material loss, damage or taking prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes escrow, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same.

     20. REMEDIES.

          (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity.

          (b) Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages, in which event Seller waives any right to seek any equitable or legal remedies against Buyer.

     21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

     22. NOTICES.

          (a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:       Princeton-Saco, LLC
                    c/o Jonathan Aron
                    17 Grand Hill Drive
                    Dover, MA 02030
                    Tel.: (617) 457-3400

with copies to:     Verrill Dana, LLP
                    One Portland Square
                    Portland, ME 04112-0586
                    Attn: Anthony M. Calcagni, Esq.
                    Tel.: (207) 253-4516
                    Fax: (207) 253-4517

if to Buyer:        Cole Takedown, LLC
                    2555 E. Camelback Road, Suite 400
                    Phoenix, AZ 85016
                    Attn: Legal Department
                    Tel.: (602) 778-8700
                    Fax: (602) 778-8780

with copies to:     Bennett Wheeler Lytle & Cartwright, PLC
                    3838 North Central Avenue, Suite 1120
                    Phoenix, AZ 85012
                    Attn: Kevin T. Lytle, Esq.
                    Tel.: (602) 445-3434
                    Fax: (602) 266-9119

If to Escrow Agent: Fidelity National Title Insurance Company
                    40 North Central Avenue, Suite 2850
                    Phoenix, AZ 85004
                    Attn: Ms. Mary Garcia
                    Tel. (602) 343-7571
                    Fax: (602) 343-7564

          (b) Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, and on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

     23. CLOSING COSTS.

          (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half (1/2) of the transfer tax associated with the sale of the Property, if any, and (iii) all other costs to be paid by Seller under this Agreement; and Buyer shall pay (w) the costs of recording the Deed and any other documents to be recorded, (x) the fees and costs due Escrow Agent for its services, including (without limitation) the premium for the Owner's Policy, (y) one-half (1/2) of the transfer tax associated with the sale of the Property, if any, and (z) all other costs to be paid by Buyer under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. If not otherwise paid by Tenant pursuant to the Lease, real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same in the State of Maine. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

          (b) Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

          (c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent's employment.

     24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any reasonable cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default or for any other reason, Buyer shall be liable for any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

     25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

     26. [intentionally deleted]

     27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

     28. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Maine.

     29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

     30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

     31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

     32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

     33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

     34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

     35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

     36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

     37. SEC S-X 3-14 Audit. Seller acknowledges that Buyer may elect to assign all of its right, title and interest in and to this Agreement to a company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Registered Company"), promoted by the Buyer or to an affiliate of a Registered Company (a "Registered Company Affiliate"). In the event Buyer's assignee under this Agreement is a Registered Company or a Registered Company Affiliate, the Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission required under SEC Rule 3-14 of Regulation S-X (the "SEC Filings") that relate to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the Registered Company with the preparation of the SEC Filings, Seller agrees to provide Buyer and the Registered Company with financial information regarding the Property for the Audited Year requested by Buyer, the Registered Company, and/or Buyer's or the Registered Company's auditors. Such information may include, but is not limited to, bank statements, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property in Seller's possession or control ("SEC Filing Information"). Seller shall deliver the SEC Filing Information requested by Buyer, the Registered Company and/or Buyer's or the Registered Company's auditors prior to the expiration of the Study Period, and Seller agrees to cooperate with Buyer, the Registered Company and Buyer's or the Registered Company's auditors regarding any inquiries by Buyer, the Registered Company and Buyer's or the Registered

Company's auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to COE in form and substance requested by Buyer's or the Registered Company's auditors ("SEC Filings Letter"). A sample SEC Filings Letter is attached to the Purchase Agreement as Exhibit G; however, Buyer's and/or the Registered Company's auditors may require additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller, to the extent reasonably necessary for auditors to prepare the audit report required by SEC Rule 3-14. Seller consents to the disclosure of the SEC Filing Information in any SEC Filings by the Registered Company. Buyer shall reimburse Seller for Seller's reasonable costs associated with providing the SEC Filing Information. The provisions of this Section 37 shall survive the COE for a period of one (1) year.

     38. LIKE-KIND EXCHANGE. Either Party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging Party's obligations under this Agreement; (ii) the exchanging Party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) neither Party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other Party; and (iv) the exchanging Party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging Party had the exchanging Party not consummated the transaction through an Exchange. Neither Party shall by this Agreement or acquiescence to an Exchange desired by the other Party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging Party that its Exchange in fact complies with Section 1031 of the Code.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:                                 PRINCETON-SACO, LLC,
                                        a Maine limited liability company


                                        By: /s/ Jonathan Aron
                                            ------------------------------------
                                        Its: Manager


BUYER:                                  COLE TAKEDOWN, LLC, a Delaware limited
                                        liability company


                                        By:
                                            ------------------------------------
                                            John M. Pons
                                        Its: Senior Vice President

                            ESCROW AGENT'S ACCEPTANCE

     The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 13 day of December, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                       FIDELITY NATIONAL TITLE INSURANCE
                                       COMPANY


                                       By: /s/ M. Burton
                                           -------------------------------------
                                       Title: Asst. Commercial Escrow
                                              Officer

                         AMENDMENT TO PURCHASE AGREEMENT

     This Amendment to Purchase Agreement (this "Amendment") is made and entered into effective as of the 12th day of January, 2006, by and between PRINCETON-SACO, LLC ("Seller") and COLE TAKEDOWN, LLC ("Buyer") and provides as follows:

                                   WITNESSETH:

     WHEREAS, Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions dated as of December 6, 2005 (the "Purchase Agreement"); and

     WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. The final sentence of Section 6 of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

          If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have approved of the condition of the title of the Property as shown by the Report.

     2. Section 7(a) of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

          The Study Period. Buyer shall have until 5:00 p.m. EST on January 12, 2006 (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer's right to: (i) review and approve the Survey (as hereinafter defined), the Lease, Seller's operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and,
          (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, "Buyer's Diligence").

     3. Section 7(c) of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

          Cancellation. Only if Buyer notifies Seller and Escrow Agent, in writing, on or before the end of the Study Period of Buyer's disapproval of Buyer's Diligence and refusal to waive the contingencies as set forth in this Section 7 will this Agreement be canceled pursuant to this Section 7. In such event, the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

     4. Section 17 of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

          CLOSE OF ESCROW. COE SHALL BE ON OR BEFORE 5:00 P.M. EST ON JANUARY 27, 2006, OR SUCH OTHER DATE AS BUYER AND SELLER MAY AGREE IN WRITING. BUYER MAY EXTEND THE COE DATE FOR UP TO AN ADDITIONAL TEN (10) DAYS UPON DELIVERY OF WRITTEN NOTICE TO EXTEND THE COE DATE TO ESCROW AGENT PRIOR TO THE ORIGINAL COE DATE AND BY DEPOSITING AN ADDITIONAL ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) OF EARNEST MONEY WITH ESCROW AGENT. FOR PURPOSES OF THIS AGREEMENT, ANY ADDITIONAL EARNEST MONEY DEPOSITED WITH ESCROW AGENT PURSUANT TO THIS
          SECTION 17 SHALL BE ADDED TO AND BECOME PART OF THE EARNEST MONEY DEPOSIT AND SHALL BE IMMEDIATELY NON-REFUNDABLE.

     5. Except as specifically amended herein, all of the terms and provisions of the Purchase Agreement are hereby ratified and affirmed to be in full force and effect as of the date hereof. To the extent of any conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

     6. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument binding on all parties. Delivery of a signed counterpart by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BUYER:                                  SELLER:

COLE TAKEDOWN, LLC, a Delaware          PRINCETON-SACO, LLC,
limited liability company               a Maine limited liability company


By: /s/ John M. Pons                    By: /s/ Jonathan Aron
    ---------------------------------       ------------------------------------
    John M. Pons                        Its: Manager
    Its Senior Vice President

            ASSIGNMENT OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                         PRINCETON-SACO, LLC, AS SELLER
                                       AND
                          COLE TAKEDOWN, LLC, AS BUYER

     ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions (the "Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

     DATE OF AGREEMENT: December 6, 2005

     ORIGINAL BUYER:    Cole Takedown, LLC

     ASSIGNED TO:       Cole RA Saco ME, LLC

     PROPERTY ADDRESS:  461 Main Street, Saco, Maine

     ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

     ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

     Executed this 26th day of January, 2006.

ASSIGNOR:                               ASSIGNEE:

COLE TAKEDOWN, LLC,                     COLE RA SACO ME, LLC, a Delaware limited
a Delaware limited liability company    liability company

                                        By: Cole REIT Advisors II, LLC, a
                                            Delaware limited liability company,
                                            its Manager


By: /s/ John M. Pons                    By: /s/ John M. Pons
    ---------------------------------       ------------------------------------
    John M. Pons                            John M. Pons, Senior Vice President
    Senior Vice President